Exhibit 99.2
SYNTHRX, INC.
Report on Financial Statements
(A Development Stage Enterprise)

Report of Independent Public Accountants
To Board of Directors and Stockholders
SynthRx, Inc.
We have audited the accompanying balance sheets of SynthRx, Inc. (a development stage enterprise) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from inception (January 12, 2004) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SynthRx, Inc. (a development stage enterprise) as of December 31, 2010 and 2009, and its results of operations and cash flows for the years then ended and for the period from inception (January 12, 2004) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.
/s/ J.H. Cohn LLP
San Diego, California
March 16, 2011

SYNTHRX, INC.
(A Development Stage Enterprise)
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS

Current assets:
Cash	$54,533	$31,663
Certificates of deposit	12,270	—

Total current assets	66,803	31,663

Equipment, net	19,257	—

Long-term investments in certificates of deposit	—	12,088

Total assets	$86,060	$43,751

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$24,587	$2,000
Accrued expenses	7,050	2,577

Total current liabilities	31,637	4,577

Notes payable — stockholder	275,000	75,000

Total liabilities	306,637	79,577

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1	1
Additional paid-in capital	1,045,268	1,045,268
Deficit accumulated during the development stage	(1,265,846)	(1,081,095)

Total stockholders’ deficit	(220,577)	(35,826)

Total liabilities and stockholders’ deficit	$86,060	$43,751

See Notes to Financial Statements.

SYNTHRX, INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

			Period from
			Inception
	Years Ended December 31,		(January 12, 2004) through
	2010	2009	December 31, 2010
Net sales	$—	$—	$—

Cost of goods sold	—	—	—

Gross margin	—	—	—

Operating expenses:
Research and development	139,570	17,100	289,655
General and administrative	40,890	8,460	561,927
In-process research and development	—	—	409,068

Total operating expenses	180,460	25,560	1,260,650

Loss from operations	(180,460)	(25,560)	(1,260,650)

Interest income	182	324	1,854
Interest expense	(4,473)	(2,577)	(7,050)

Loss before income taxes	(184,751)	(27,813)	(1,265,846)

Provision for income taxes	—	—	—

Net loss	$(184,751)	$(27,813)	$(1,265,846)

See Notes to Financial Statements.

SYNTHRX, INC.
(A Development Stage Enterprise)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2010 AND 2009 AND THE PERIOD FROM
INCEPTION (JANUARY 12, 2004) THROUGH DECEMBER 31, 2010

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Deficit

Balance at January 12, 2004 (date of inception)	—	$—	$—	$—	$—

Common stock issued (June 8, 2004)	1,000	1	909,068	—	909,069

Stock-based compensation	—	—	136,200	—	136,200

Net loss January 12, 2004 through December 31, 2008				(1,053,282)	(1,053,282)

Balance, December 31, 2008	1,000	1	1,045,268	(1,053,282)	(8,013)

Net loss				(27,813)	(27,813)

Balance, December 31, 2009	1,000	1	1,045,268	(1,081,095)	(35,826)

Net loss				(184,751)	(184,751)

Balance, December 31, 2010	1,000	$1	$1,045,268	$(1,265,846)	$(220,577)

See Notes to Financial Statements.

SYNTHRX, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

			Period from
			Inception
	Years Ended December 31,		(January 12, 2004) through
	2010	2009	December 31, 2010
Operating activities:
Net loss	$(184,751)	$(27,813)	$(1,265,846)
Write off of in-process research and development	—	—	409,068
Stock-based compensation	—	—	136,200
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,878	—	1,878
Increase (decrease) in:
Accounts payable	22,587	(7,699)	24,588
Accrued expenses	4,473	2,577	7,050

Net cash used in operating activities	(155,813)	(32,935)	(687,062)

Investing activities:
Investments in certificates of deposit	(182)	(324)	(12,270)
Purchase of equipment	(21,135)	—	(21,135)

Net cash used in investing activities	(21,317)	(324)	(33,405)

Financing activities:
Capital contribution	—	—	500,000
Stockholder loans	200,000	50,000	275,000

Net cash provided by financing activities	200,000	50,000	775,000

Net increase in cash	22,870	16,741	54,533

Cash at beginning of period	31,663	14,922	—

Cash at end of period	$54,533	$31,663	$54,533

See Notes to Financial Statements.

SYNTHRX, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS
Note 1 — Business organization and summary of significant accounting policies:
Nature of operations:
SynthRx, Inc., a Delaware corporation (“SynthRx” or the “Company”), is a development-stage enterprise developing a purified form of a rheologic and antithrombotic agent, Poloxamer 188, or P188. During the period from January 12, 2004 (date of inception) through December 31, 2010, the Company has devoted substantially all of its efforts to business planning and research and development. Accordingly, the Company is considered to be in the development stage. The Company is an early stage enterprise and is subject to all of the risks associated with development stage companies.
Management is evaluating various strategic options, including the sale or exclusive license of the Company’s product candidate program, a strategic business merger and other similar transactions, certain of which may result in a change of control of the Company. There can be no assurances that the Company will be successful in consummating a strategic transaction on a timely basis or at all.
Use of estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results may differ from those estimates.
Cash equivalents:
Cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less when acquired. At December 31, 2010 and 2009, the Company did not have any cash equivalents.
Equipment:
Equipment is stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives of the assets. Repairs and maintenance are expensed as incurred.
Research and development expenses:
Research and development expenses (“R&D”) are comprised of costs incurred in performing R&D activities including consulting and development costs. Research and development costs are expensed as incurred.

Note 1 — Business organization and summary of significant accounting policies (continued):
General and administrative expenses:
General and administrative expenses include legal, finance and facilities. In addition, general and administrative expenses include fees for professional services, intellectual property protection and occupancy costs. These costs are expensed as incurred.
Purchased in-process research and development:
The Company entered into a license agreement with CytRx Corporation (“CytRx”) in June 2004 in exchange for 199 shares of the Company’s common stock and a cash payment of $228,164. CytRx granted SynthRx an exclusive license to certain identified CytRx patent rights. The estimated fair value of the license agreement, which had not reached technological feasibility, had no alternative future use, and had uncertainty in generating future economic benefits, was expensed. Accordingly, in 2004, the Company wrote off $409,068 of acquired R&D.
Patent costs:
Legal costs in connection with patent applications are expensed as incurred and classified as general and administrative expenses.
Income taxes:
The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in future periods based on enacted laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the year in deferred tax assets and liabilities.
The Company adopted the new accounting for uncertainty in income taxes guidance on January 1, 2009. The adoption of that guidance did not result on the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at December 31, 2010 and 2009. The Company’s U.S. Federal and state income tax returns prior to fiscal year 2008 are closed. Management continually evaluates expiring statutes of limitations, audit, proposed settlements, changes in tax law and new authoritative rulings.

Note 1 — Business organization and summary of significant accounting policies (concluded):
Subsequent events:
The Company has evaluated events and transactions for potential recognition or disclosures through March 16, 2011, which is the date the financial statements were available to be issued.
Note 2 — Investments:
At December 31, 2010 and 2009, total Federally insured certificates of deposits were $12,270 and $12,088, respectively. Income from certificates of deposit held during the years ended December 31, 2010 and 2009 were $182 and $324, respectively.
Note 3 — Equipment:
Equipment consists of the following at December 31, 2010 and 2009:

	2010	2009

Microscope	$21,135	$—
Less accumulated depreciation	(1,878)	—

Totals	$19,257	$—

Depreciation expense for the years ended December 31, 2010 and 2009 amounted to $1,878 and $0, respectively.
Note 4 — Notes payable — stockholder:
Notes payable — stockholder consists of the following:

	2010	2009

Loan (A)	$25,000	$25,000
Loan (B)	50,000	50,000
Loan (C)	100,000	—
Loan (D)	100,000	—

Totals	275,000	75,000

Less current portion	—	—

Long-term portion	$275,000	$75,000

Note 4 — Notes payable — stockholder (concluded):
(A)	On June 30, 2008, the Company borrowed $25,000 from Dr. Robert Hunter. The note payable is due in full on or before June 30, 2013. Interest at 3.84% is due annually beginning July 1, 2010.
(B)	On January 31, 2009, the Company borrowed $50,000 from Dr. Robert Hunter. The note payable is due in full on or before December 2013. Interest at 2.48% is due annually beginning January 1, 2011.
(C)	On March 29, 2010, the Company borrowed $100,000 from Dr. Robert Hunter. The note payable is due in full on or before December 31, 2014. Interest at 2.48% is due annually beginning April 1, 2011.
(D)	On October 29, 2010, the Company borrowed $100,000 from Dr. Robert Hunter. The note payable is due in full on or before December 31, 2014. Interest at 2.48% is due annually beginning November 1, 2011.
Principal payments on the above obligations in each of the fiscal years subsequent to December 31, 2010 are as follows:

Fiscal
Year	Amount

2011	$—
2012	—
2013	75,000
2014	200,000

Total	$275,000

Note 5 — Stockholders’ equity:
The Company is authorized to issue 200,000 shares of stock consisting of 100,000 shares of common stock, par value $0.001 per share and 100,000 shares of preferred stock.
On October 20, 2003, Dr. Robert L. Hunter and CytRx entered into an agreement to provide for the formation and operation of SynthRx. In consideration with the agreement, SynthRx issued Dr. Robert Hunter 801 shares of its common stock equal to 80.1% of the total outstanding capital stock of SynthRx and issued CytRx 199 shares of its common stock equal to 19.9% of the total outstanding capital stock of SynthRx.

Note 5 — Stockholders’ equity (concluded):
On October 28, 2004, Dr. Robert L. Hunter issued 150 shares of common stock to two individuals for services they had performed for the Company. The fair value of these shares at the time they were issued was $136,200 which was recorded as additional paid-in capital and general and administrative expenses.
Note 6 — Income taxes:
Due to the Company’s historical net loss position, and as a full valuation allowance against deferred tax assets has been recorded, there is no provision or benefit for income taxes recorded for the years ended December 31, 2010 and 2009.
Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities at December 31, 2010 and 2009 are as follows:

Deferred tax assets:	2010	2009
Net operating loss carryforward	$245,848	$179,506
Intangible assets	73,486	78,658
Other	2,522	876

Total deferred tax assets	321,856	259,040
Less: valuation allowance	(321,856)	(259,040)

Total deferred tax assets, net of valuation allowance	$—	$—

The Company has established a full valuation allowance against the deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company has determined it is more likely than not that the deferred tax assets are not realizable due to its historical loss position.
At December 31, 2010, the Company had Federal income tax net operating loss carryforwards of approximately $723,000. The Federal tax loss carryforwards will begin expiring in 2024. Under Section 382 of the Internal Revenue Code of 1986, as amended, substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income. Any such annual limitation may significantly reduce the utilization of the net operating losses before they expire.

Note 7 — License agreement:
On June 8, 2004, the Company entered into a license agreement with CytRx in exchange for 199 shares of the Company’s common stock and a non-refundable cash payment of $228,164. The fair value of common stock issued in exchange for these rights and the cash payment, in the amount of $409,069, were charged to research and development expense in the year ended December 31, 2004 (see Note 1).
Upon attainment of certain milestones, which include regulatory approvals and first commercial sales, the Company may be obligated to pay fees of up to $8,000,000.
The Company is obligated to pay a royalty of 5% of sales under the license to FlOCOR Intellectual Property, 5% of sales under the license for Anti-Infectives Intellectual Property and 4% of sales under the license for OptiVax Intellectual Property.
Note 8 — Subsequent events:
In February 2011, the Company entered into an agreement and plan of merger to be acquired by Adventrx Pharmaceuticals, Inc. and Subsidiaries (“Adventrx”). Under the proposed merger, all shares of the Company will be purchased for 2,938,773 shares of Adventrx common stock and potentially an aggregate of 13,478,050 shares if certain milestones are achieved.